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                                                                 Exhibit 10.17.1

                               FIFTH AMENDMENT TO

                        ON-POINT TECHNOLOGY SYSTEMS, INC.

                      1994 STOCK OPTION PLAN FOR DIRECTORS

     The On-Point Technology Systems, Inc. 1994 Stock Option Plan for Directors ("Plan"), as amended, is further amended as follows:

     1. Section 3, as amended, shall be further amended by deleting the introductory language and subparagraphs (i) and (ii) to paragraph (c) and substituting in lieu thereof the following:

          "(c) Options shall be granted to Directors of the Company who are not also employees of the Company automatically in accordance with the following formula:

               (i) An option for 10,000 shares shall be granted to each such Director as of each June 30.

               (ii) An option for 10,000 shares shall be granted to each new Director who is not also an employee of the Company as of the date of becoming a Director, unless he or she first becomes a Director between April 1 and June 30 of any year."

     2. Section 5, as amended, shall be further amended by deleting the same in its entirety and substituting in lieu thereof the following:

          "The purchase price under each option issued shall be equal to the fair market value of the Stock on the date of grant of the option."

     3. This Amendment shall be effective as of May 22, 2000.

     IN WITNESS THEREOF, the Company has executed this Fifth Amendment as of the 22nd day of May, 2000.

                              ON-POINT TECHNOLOGY SYSTEMS, INC.


                              By: /s/ Frederick Sandvick
                                  ----------------------------------
                                  Frederick Sandvick,
                                  Chief Executive Officer